                                                                                                                  EXHIBIT 5(a)(v)(F)

AMERICAN                                      AMERICAN GENERAL LIFE INSURANCE COMPANY
  | GENERAL                                   Member American General Financial Group
  | FINANCIAL GROUP                          P.O. BOX 1401, HOUSTON, TEXAS 77251-1401                           WM Strategic
                                                        FLORIDA (BANK)                                          Asset Manager
                                                   VARIABLE ANNUITY APPLICATION
INSTRUCTIONS: Please type or print in permanent black ink.
1. ANNUITANT                                                     |2. CONTINGENT ANNUITANT (optional)
Name:_________________________________________________________   |Name:__________________________________________________________
Address:______________________________________________________   |Address:_______________________________________________________
______________________________________________________________   |_______________________________________________________________
Phone:_____________________ DOB: ____________ (Max Age 85)       |Phone: _______________________ DOB: _______________ (Max Age 85)
Sex:   [_] M  [_] F   SS #:___________________________________   |Sex: [_] M   [_] F    SS #:____________________________________
------------------------------------------------------------------------------------------------------------------------------------
3. OWNER (Complete only if different than Annuitant.)                 JOINT OWNER (optional)
Name:_________________________________________________________    Name:__________________________________________________________
Address:______________________________________________________    Address:_______________________________________________________
______________________________________________________________    _______________________________________________________________
Phone:_____________________ DOB: ____________ (Max Age 85)        Phone: _______________________ DOB: _______________ (Max Age 85)
Sex:   [_] M  [_] F   SS #:___________________________________    Sex: [_] M   [_] F    SS #:____________________________________
------------------------------------------------------------------------------------------------------------------------------------
4. BENEFICIARY DESIGNATION (If more space is needed, use Section 10.):
   PRIMARY (if more than one, MUST indicate percentages)     |     CONTINGENT (if more than one, must indicate percentages)
   Name/Relationship                    Percentage           |     Name/Relationship                    Percentage

------------------------------------------------------------------------------------------------------------------------------------
5.  PAYMENT INFORMATION
    Estimated Initial Purchase Payment   $_______________________
    [_] Non-Qualified   |   [_] Qualified (minimum $2,000)
        (minimum $5,000)|   [_] Rollover OR [ ] Transfer OR Contribution for Year _______
    [_] 1035 Exchange   |   TYPE OF PLAN:   [_] IRA  [_] SEP-IRA  [_] Roth-IRA  [_] 401(k)  [_] 410(a)  [_] Other_________________
------------------------------------------------------------------------------------------------------------------------------------
6.  INVESTMENT OPTIONS  (Total allocation MUST equal 100%; no fractional percentages.)
    WM Variable Trust--The available variable divisions are funded by the following Series.
                                                                        Mid Cap Stock Fund (75)                       ____________%
      Strategic Growth Portfolio (60)               ____________%       Small Cap Stock Fund (73)                     ____________%
      Conservative Growth Portfolio (61)            ____________%       International Growth Fund (74)                ____________%
      Balanced Portfolio (62)                       ____________%       Short Term Income Fund (68)                   ____________%
      Conservative Balanced Portfolio (64)          ____________%       U.S. Government Securities Fund (69)          ____________%
      Flexible Income Portfolio (63)                ____________%       Income Fund (70)                              ____________%
      Equity Income Fund (66)                       ____________%       Money Market Fund (65)                        ____________%
      Growth & Income Fund (71)                     ____________%       Other ____________________                    ____________%
      Growth Fund of the Northwest (67)             ____________%       AMERICAN GENERAL LIFE INSURANCE COMPANY
      Growth Fund (72)                              ____________%       1-Year Guarantee Period                       ____________%
------------------------------------------------------------------------------------------------------------------------------------
7.  DOLLAR COST AVERAGING
    Dollar cost average  [_] $___________  OR  [_] _________% (whole % only) OR [_] _________________________________________ Other taken from the [_] Money Market Fund (65) [_]  1-Year Guarantee Period [_] ____________________________________ (Division Name)
    Frequency:  [_] Monthly  [_] Quarterly  [_] Semiannually   [_] Annually
    Duration:  [_] 12 months  [_] 24 months  [_] 36 months  [_] Other ________________  to be allocated to the following fund(s)
    as indicated.
    Begin Date: ______/______/______ (Date must be at least 30 days after issue date and must be between the 1st and the 28th of the month.)
    If no begin date is elected, dollar cost averaging will begin at the beginning of the next interval from the date of receipt of this form.
    Allocate to the following divisions as indicated. (Use dollars or whole percentages.)
    WM Variable Trust--The available variable divisions are funded by the following Series.
     Strategic Growth Portfolio (60)                ____________%       Growth Fund (72)                              ____________%
     Conservative Growth Portfolio (61)             ____________%       Mid Cap Stock Fund (75)                       ____________%
     Balanced Portfolio (62)                        ____________%       Small Cap Stock Fund (73)                     ____________%
     Conservative Balanced Portfolio (64)           ____________%       International Growth Fund (74)                ____________%
     Flexible Income Portfolio (63)                 ____________%       Short Term Income Fund (68)                   ____________%
     Equity Income Fund (66)                        ____________%       U.S. Government Securities Fund (69)          ____________%
     Growth & Income Fund (71)                      ____________%       Income Fund (70)                              ____________%
     Growth Fund of the Northwest (67)              ____________%       Money Market Fund (65)                        ____________%
------------------------------------------------------------------------------------------------------------------------------------
8.  REPLACEMENT  Will the proposed contract replace any existing annuity or insurance contract?    [_] No     [_] Yes
    (If yes, list company name, plan, and year of issue, and complete appropriate replacement documents.)
L 8908-10 REV 0500                                                                                   For Use Only in Florida (Bank)

9.  TELEPHONE TRANSFER PRIVILEGE
    I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
           (INITIAL APPROPRIATE BOX(S) BELOW)
    [_]  Contract Owner(s)
    [_]  Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors.
    AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM STRATEGIC ASSET MANAGER contract. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

    [_]  CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
------------------------------------------------------------------------------------------------------------------------------------
10.  SPECIAL INSTRUCTIONS

------------------------------------------------------------------------------------------------------------------------------------
11.  SIGNATURES
All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that ALL
PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE
OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT .
We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D, and WM
Variable Trust. If this application is for an IRA, ROTH IRA, or a Simplified Employee Pension, we acknowledge receipt of the applicable Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

  [LOGO]             ANNUITIES ARE NOT FDIC INSURED. ANNUITIES ARE NOT OBLIGATIONS OF THIS BANK. THE FINANCIAL            [LOGO]
                      INSTITUTION DOES NOT GUARANTEE PERFORMANCE BY THE INSURER ISSUING THE ANNUITY. VARIABLE
                             ANNUITIES INVOLVE INVESTMENT RISK, INCLUDING POTENTIAL LOSS OF PRINCIPAL.
____________________________________________________________________________________________________________________________________
| UNDER PENALTIES OF PERJURY, I CERTIFY (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS  |
| IN THIS APPLICATION AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406 (a)(1)(C) OF THE INTERNAL REVENUE     |
| CODE.                                                                                                                            |
| THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS       |
| REQUIRED TO AVOID BACKUP WITHHOLDING.                                                                                            |
____________________________________________________________________________________________________________________________________

Signed at____________________________________________________________________________ Date:________________________________________
             CITY                                             STATE

_________________________________________________________________      ___________________________________________________________
SIGNATURE OF ANNUITANT                                                  SIGNATURE OF OWNER (if different than Annuitant)

_________________________________________________________________      ___________________________________________________________
SIGNATURE OF JOINT OWNER (if applicable)                                SIGNATURE OF CONTINGENT ANNUITANT (if applicable)

------------------------------------------------------------------------------------------------------------------------------------
12.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES
Licensed Agent: ______________________________________________________       _____________________________________________________
                PRINT NAME                                                   AGENT NUMBER/LOCATION

                ______________________________________________________       _____________________________________________________
                PHONE                                                        STATE LICENSE NUMBER

Will the proposed contract replace any existing annuity or insurance contract?   [_]  NO   [_]  YES
The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

Signature of Licensed Agent:__________________________________________________________

Broker Dealer:________________________________________________________________________
               PRINT NAME

Branch Office:___________________________________________________________________________________________________________________
               STREET ADDRESS                                                   CITY           STATE                  ZIP

Signature of Licensed Principal of Broker Dealer:________________________________________________________________________________

L 8908-10 REV 0500                                                                                  For Use Only in Florida (Bank)

____________________________________________________________________________________________________________________________________
|  For Agent Use Only--Contact your Home Office for details. [_] Profile A [_] Profile B [_] Profile C. Once selected, Profile     |
|  cannot be changed on this contract.                                                                                             |
____________________________________________________________________________________________________________________________________